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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the incorporation by reference in this Amendment No.1 to the Registration Statement (No. 333-196892) on Form S-1 of Karyopharm Therapeutics Inc. of our report dated March 21, 2014, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Karyopharm Therapeutics Inc. for the year ended December 31, 2013.

              We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Boston, Massachusetts
June 25, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM